Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of October 21, 2022, by and between Taysha Gene Therapies, Inc., a Delaware corporation (the “Company”), with its principal place of business at 3000 Pegasus Park Drive, Ste 1430, Dallas Texas, 75247 and Audentes Therapeutics, Inc. (d/b/a Astellas Gene Therapy) a Delaware corporation (the “Purchaser”), with its principal place of business at 600 California Street, 17th Floor, San Francisco, CA 94108 and shall become effective as of the Closing.

RECITALS

A. In connection with the Securities Purchase Agreement, by and between the Company and the Purchaser, dated as of October 21, 2022 (the “Purchase Agreement”), the Company has agreed, upon the terms and conditions stated in the Purchase Agreement, to issue and sell to the Purchaser on the Closing Date shares of Company Common Stock (the “Shares”); and

B. To induce the Purchaser to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act, and applicable state securities laws.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Board” means the Board of Directors of the Company.

“Effectiveness Deadline” means the earlier of (i) the two hundred and tenth (210th) day following the Closing Date if the Commission notifies the Company that it will “review” the Initial Registration Statement and (ii) the third (3rd) day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Initial Registration Statement will not be “reviewed” or will not be subject to further review.

“Filing Date” means the one hundred and eightieth (180th) day following the Closing Date; provided, however, that if the Filing Date falls on a day that is not a Business Day, then the Filing Date shall be extended to the next Business Day.

“Free Writing Prospectus” means a free writing prospectus, as that term is defined in Rule 405 promulgated by the Commission pursuant to the Securities Act.

1.

“Holder” or “Holders” shall initially mean the Purchaser and any designee who receives Shares from the Company pursuant to the Purchase Agreement and thereafter any Person to whom all or any of the Shares are validly transferred.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an arbitration and an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means any prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus.

“Registrable Securities” means the Shares issued to the Purchaser or its designee(s) pursuant to the Purchase Agreement; provided, however, that such securities shall no longer be deemed Registrable Securities if (i) such securities have been sold pursuant to a Registration Statement, (ii) such securities have been sold in compliance with Rule 144 or (iii) such securities have become eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144.

“Registration Statement” means the registration statements and any additional registration statements contemplated by Article II, including (in each case) the related Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statements.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be requested by the Company from time to time.

2.

ARTICLE II

REGISTRATION

2.1 Initial Registration Statement. The Company shall prepare and file with the Commission on or prior to the Filing Date a registration statement covering the resale of the Registrable Securities as would permit the sale and distribution of all the Registrable Securities from time to time pursuant to Rule 415 in the manner reasonably requested by a Holder (the “Initial Registration Statement”). The Initial Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the rules promulgated thereunder and the Company shall undertake to register the Registrable Securities on Form S-3 as soon as practicable following the availability of such form, provided that the Company shall use reasonable best efforts to maintain the effectiveness of the Initial Registration Statement then in effect until such time as a registration statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission). The Initial Registration Statement shall contain a “Plan of Distribution” section in substantially the form attached hereto as Annex A. The Company shall use reasonable best efforts to cause the Initial Registration Statement filed by it to be declared effective under the Securities Act as promptly as practicable after the filing thereof but in any event on or prior to the Effectiveness Deadline, and, subject to Section 4.1(m) hereof, to keep such Registration Statement continuously effective under the Securities Act until the earlier of (i) such date as no Holder beneficially owns any Registrable Securities or (ii) the date that is three (3) years following the Closing Date (the “Effectiveness Period”). By 4:00 p.m. (New York City time) on the Business Day following the Effectiveness Deadline, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Initial Registration Statement.

2.2 Additional Registration Statements. In the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each Holder thereof, (ii) use its reasonable best efforts to file amendments to the Initial Registration Statement as required by the Commission and/or (iii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities. The Holders shall have the right to select one legal counsel to review and oversee any registration or matters pursuant to this Article II, including participation in any meetings or discussions with the Commission regarding the Commission’s position and to comment on any written submission made to the Commission with respect thereto, which counsel shall be designated by the holders of a majority of the Registrable Securities. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (ii) or (iii) above, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by the Commission, one or more registration statements on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).

3.

2.3 Failure to Satisfy Registration Obligations.

(a) If a Registration Statements covering the Registrable Securities is not filed with the Commission on or prior to the Filing Date, the Company will make pro rata payments to the Purchaser, as liquidated damages and not as a penalty (the “Registration Liquidated Damages”), in an amount equal to 1.0% of the Share Purchase Price for the initial day of failure to file such Registration Statement by the Filing Date and for each subsequent thirty (30)-day period (pro rata for any portion thereof) thereafter for which no such Registration Statement is filed with respect to the Registrable Securities. Such payments shall be made to the Purchaser in cash no later than ten (10) Business Days after the end of the date of the initial failure to file such Registration Statement by the Filing Date and each subsequent 30-day period, as applicable. Interest shall accrue at the rate of 1.0% per month on any such liquidated damages payments that shall not be paid by the applicable payment date until such amount is paid in full.

(b) If (i) a Registration Statement covering the Registrable Securities has not become or is not declared effective by the Commission prior to the two hundred and tenth (210th) day following the Closing Date, (ii) after a Registration Statement has become or been declared effective by the Commission, sales cannot be made pursuant to such Registration Statement for any reason (including, without limitation, by reason of a stop order or the Company’s failure to update such Registration Statement), other than any Suspension Period or the inability of the Purchaser to sell any Registrable Securities covered thereby due to market conditions, or (iii) following the expiration of the Lock-up Period, and only in the event a Registration Statement is not effective or available to sell all Registrable Securities, the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1), as a result of which the Purchaser (assuming the Purchaser is not an affiliate of the Company) is unable to sell Registrable Securities without restriction under Rule 144 (each of (i), (ii) and (iii), a “Maintenance Failure”), then the Company will make pro rata payments to the Purchaser, as liquidated damages and not as a penalty (the “Effectiveness Liquidated Damages” and together with the Registration Liquidated Damages, the “Liquidated Damages”), in an amount equal to 1.0% of the aggregate amount paid by the Purchaser for the Registrable Securities then held by the Purchaser for the initial day of a Maintenance Failure and for each 30-day period (pro rata for any portion thereof) thereafter until the Maintenance Failure is cured. The Effectiveness Liquidated Damages shall be paid monthly within ten (10) Business Days of the end of the date of such Maintenance Failure and each subsequent 30-day period, as applicable. Such payments shall be made to the Purchaser in cash. Interest shall accrue at the rate of 1.0% per month on any such liquidated damages payments that shall not be paid by the applicable payment date until such amount is paid in full.

(c) The parties agree that (i) in no event shall the aggregate amount of Liquidated Damages payable to the Purchaser exceed 6.0% of the Share Purchase Price and (ii) except with respect to (A) the initial day of failure to file a Registration Statement by the Filing Date and (B) the initial day of any Maintenance Failure, in no event shall the Company be liable in any thirty (30) day period for Liquidated Damages in excess of 1.0% of the Share Purchase Price.

4.

ARTICLE III

PIGGYBACK REGISTRATIONS

3.1 Right to Piggyback. Until the expiration of the Effectiveness Period, whenever the Company proposes to register any Company Common Stock under the Securities Act (other than a registration statement on Form S-8, S-4 or any similar or successor form), whether for its own account or for the account of one or more holders of securities, and the form of registration statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give written notice to the Holders of its intention to effect such a registration and, subject to Sections 3.2 and 3.3, shall include in such registration statement and in any offering of Company Common Stock to be made pursuant to that registration statement all Registrable Securities with respect to which the Company has received a written request for inclusion therein from a Holder within ten (10) Business Days after such Holder’s receipt of the Company’s notice or, in the case of a primary offering, such shorter time as is reasonably specified by the Company in light of the circumstances, but in no event less than five (5) Business Days. The Company shall have no obligation to proceed with any Piggyback Registration and may abandon, terminate and/or withdraw such registration for any reason at any time prior to the pricing thereof. Any Holder may elect to withdraw its request for inclusion of Registrable Securities in any Piggyback Registration by giving written notice to the Company of such request to withdraw at least five (5) days prior to the effectiveness of such Registration Statement or prior to the pricing of the applicable offering. No registration effected under this Section 3 shall relieve the Company of its obligations to effect any registration of the sale of Registrable Securities under Article II.

3.2 Priority on Primary Piggyback Registrations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters advise the Company and the Holders (if any Holders have elected to include Registrable Securities in such Piggyback Registration) that in their good faith opinion the number of securities proposed to be included in such offering exceeds the number of securities which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per security proposed to be sold in such offering), the Company shall include in such registration and offering (i) first, the number of Shares that the Company proposes to sell, and (ii) second, the number of securities requested to be included therein by holders of securities, including the Holders (if any Holders have elected to include Registrable Securities in such Piggyback Registration), pro rata (as nearly as practicable) among all participating holders on the basis of the number of securities requested to be included therein by all such holders or as such holders and the Company may otherwise agree.

3.3 Priority on Secondary Piggyback Registrations. If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of securities other than a Holder and the managing underwriters advise the Company that in their good faith opinion the number of securities proposed to be included in such registration exceeds the number of securities which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per security proposed to be sold in such offering), then the Company shall include in such registration (i) first, the number of securities requested to be included therein by the holder(s) requesting such registration, (ii) second, the number of

5.

securities requested to be included therein by other holders of securities including any other Holders (if any other Holders have elected to include Registrable Securities in such Piggyback Registration), pro rata (as nearly as practicable) among participating holders on the basis of the number of securities requested to be included therein by such holders or as such holders and the Company may otherwise agree and (iii) third, the number of securities that the Company proposes to sell.

3.4 Basis of Participation. No Holder may sell Registrable Securities in any offering pursuant to a Piggyback Registration unless it (i) agrees to sell such Registrable Securities on the same basis provided in the underwriting or other distribution arrangements approved by the Company and that apply to the Company and/or any other holders involved in such Piggyback Registration and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents required under the terms of such arrangements.

3.5 Selection of Underwriters. If any Piggyback Registration is a primary or secondary underwritten offering, the Company shall have the sole right to select the managing underwriter or underwriters to administer any such offering.

ARTICLE IV

REGISTRATION PROCEDURES

4.1 Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Prepare and file with the Commission on or prior to the Filing Date, the Initial Registration Statement on Form S-3 (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 such Initial Registration Statement shall be on another appropriate form in accordance with the Securities Act and the rules and regulations promulgated thereunder) in accordance with the method or methods of distribution thereof as described on Annex A hereto, and use reasonable best efforts to cause the Initial Registration Statement to become effective and remain effective as provided herein. No Registration Statement shall name any Holder as an underwriter without such Holder’s written consent. The Company shall permit each Holder and its counsel to review any Registration Statement registering any of such Holder’s Registrable Securities, any related Prospectus and all amendments and supplements to either, at least two (2) Business Days prior to the filing thereof with the Commission and shall incorporate any reasonable comments made thereto.

(b) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective (subject to Section 4.1(m)) as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such New Registration Statements or Remainder Registration Statement, as necessary, in order to register for resale under the Securities Act all of the Registrable Securities; cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; respond promptly to any comments received from

6.

the Commission with respect to any Registration Statement or any amendment thereto and promptly provide the Holders true and complete copies of all correspondence from and to the Commission relating to any Registration Statement; and comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by any Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) From the time the Commission declares a Registration Statement effective, each Holder shall be named as a selling stockholder in a Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities included in such Registration Statement in accordance with applicable law, subject to the terms and conditions hereof. From and after the date a Registration Statement is declared effective, any Holder not named as a selling stockholder in a Registration Statement at the time of effectiveness may request that the Company amend or supplement a Registration Statement to include such Holder as a selling stockholder, and the Company shall, as promptly as practicable and in any event upon the later of (x) five (5) Business Days after such date or (y) two (2) Business Days after the expiration of any Suspension Period (as defined in Section 4.1(m)) that is either in effect or put into effect within five (5) Business Days of such date:

(i) prepare and file with the Commission a post-effective amendment to a Registration Statement or prepare and file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file with the Commission any other required document so that the Holder is named as a selling stockholder in a Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of such Holder’s Registrable Securities included in such Registration Statement in accordance with applicable law and, if the Company shall file a post-effective amendment to such Registration Statement, use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date that is forty five (45) days after the date such post-effective amendment is required by this clause to be filed;

(ii) provide such Holder copies of any documents filed pursuant to Section 4.1(c)(i); and

(iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 4.1(c)(i);

(d) Promptly notify the Holders of Registrable Securities (i)(A) when a Registration Statement, a prospectus or any prospectus supplement or pre- or post-effective amendment to a Registration Statement is filed; (B) when the Commission notifies the Company whether there will be a “review” of a Registration Statement and whenever the Commission comments in writing on such Registration Statement; and (C) with respect to a Registration Statement or any post-effective amendment filed by the Company, when the same has become effective; (ii) of any request by the Commission or any other Governmental Authority for

7.

amendments or supplements to any Registration Statement or Prospectus or for additional information of the Company; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities of the Company for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (with respect to any Prospectus, in the light of the circumstances under which they were made) not misleading.

(e) Use reasonable best efforts to avoid the issuance of, and, if issued, to obtain the withdrawal of, (i) any order suspending the effectiveness of a Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any U.S. jurisdiction.

(f) If requested by any Holder, (i) promptly incorporate in a prospectus supplement, post-effective amendment to a Registration Statement or Free Writing Prospectus such information as such Holders reasonably request to be included therein and (ii) make all required filings of such prospectus supplement, post-effective amendment or Free Writing Prospectus as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement, post-effective amendment or Free Writing Prospectus.

(g) Furnish to each Holder, without charge and upon request, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and, to the extent requested by such Person, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(h) Promptly deliver to each Holder, without charge, as many copies of any Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holder may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities of the Company to be sold pursuant to a Registration Statement.

8.

(j) Upon the occurrence of any event contemplated by Section 4.1(d)(v), use reasonable best efforts to promptly prepare a supplement or amendment, including a post-effective amendment, to any Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither such Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to any Prospectus, in the light of the circumstances under which they were made) not misleading.

(k) Use reasonable best efforts to cause all Registrable Securities to be listed on the Nasdaq or any subsequent securities exchange, quotation system or market, if any, on which similar securities issued by the Company are then listed or traded.

(l) [reserved].

(m) The Company shall be entitled to delay the filing or effectiveness of, or suspend the use of, a Registration Statement if the Board reasonably determines in good faith that (i) in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, or (ii) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in such Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in such Registration Statement would be expected, in the reasonable determination of the Board, to cause a Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that the Company may not delay or suspend a Registration Statement on more than two occasions or for more than sixty (60) consecutive days, or more than ninety (90) total days, in each case during any twelve-month period; provided, further, that no such postponement or suspension by the Company shall be permitted for more than one period, arising out of the same set of facts, circumstances or transactions. Any period during which the Company has delayed a filing, an effective date or an offering pursuant to this Section 4.1(m) is herein called a “Suspension Period.” The Company shall provide prompt written notice to Holders of the commencement and termination of any Suspension Period (and any withdrawal of a Registration Statement pursuant to this Section 4.1(m)), but shall not be obligated under this Agreement to disclose the reasons therefor. Holders shall keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Securities (and direct any other Persons making such offers and sales to refrain from doing so) during each Suspension Period under the applicable Registration Statement. The Company shall use commercially reasonable efforts to terminate any Suspension Period as promptly as practicable.

(n) The Company shall use reasonable best efforts to register or qualify, or cooperate with the Holders in connection with the registration or qualification of, the resale of the Registrable Securities under applicable securities or “blue sky” laws of such states of the United States as any such Holder requests in writing and to do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process or to taxation in any jurisdiction to which it is not then so subject.

9.

(o) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the registration of Registrable Securities and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the Company’s first fiscal quarter commencing after the effective date of a Registration Statement.

(p) In the case of an underwritten offering including any Registrable Securities, the Company will enter into an underwriting agreement, containing customary provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters), and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Securities (including, making appropriate personnel of the Company available at reasonable times and places to assist in customary road-shows that the managing underwriters determine are necessary or advisable to effect the offering).

(q) In the case of an underwritten offering including any Registrable Securities, and to the extent not prohibited by applicable law, the Company will (i) make reasonably available, for inspection by the managing underwriters of such offering and attorneys and accountants acting for such managing underwriters, pertinent corporate documents and financial and other records of the Company and its subsidiaries and controlled Affiliates (but excluding any documents incorporated by reference in such Registration Statement, amendments or supplements that are available on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system)), (ii) cause the Company’s officers and employees to supply information reasonably requested by such managing underwriters or attorneys in connection with such offering, (iii) make the Company’s independent accountants available for any such underwriters’ due diligence and have them provide customary comfort letters to such underwriters in connection therewith; and (iv) cause the Company’s counsel to furnish customary legal opinions to such underwriters in connection therewith; provided, however, that such records and other information shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews.

4.2 Holder Obligations.

(a) At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Holder in writing of the information the Company requires from each such Holder if such Holder elects to have any of such Holder’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder furnish to the Company (i) a completed Selling Stockholder Questionnaire and (ii) such further information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities.

10.

(b) Each Holder covenants and agrees by its acquisition of Registrable Securities that (i) it will not sell any Registrable Securities under a Registration Statement until it has received copies of the Prospectus with respect to such Registration Statement as then amended or supplemented as contemplated in Section 4.1(h) and notice that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 4.1(d) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to a Registration Statement.

(c) Upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 4.1(d)(ii), 4.1(d)(iii), 4.1(d)(iv), 4.1(d)(v) or 4.1(m), such Holder will forthwith discontinue disposition of Registrable Securities under the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 4.1(j), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

ARTICLE V

REGISTRATION EXPENSES

5.1 Registration Expenses. All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Company (excluding underwriters’ discounts and commissions and all fees and expenses of legal counsel, accountants and other advisors for the Purchaser except as specifically provided below), except as and to the extent specified in this Section 5.1, shall be borne by the Company whether or not a Registration Statement is filed by the Company or becomes effective and whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Nasdaq and each other securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made by the Company with the Financial Industry Regulatory Authority and (C) in compliance with state securities or “blue sky” laws by the Company or with respect to Registrable Securities, (ii) messenger, telephone and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s independent public accountants). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of the Purchaser or, except to the extent provided for above or in the Transaction Documents, any legal fees or other costs of the Purchaser.

11.

ARTICLE VI

INDEMNIFICATION

6.1 Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, its permitted assignees and its and their respective officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Company Common Stock), underwriters, investment advisors and employees, each Person who controls any such Holder or permitted assignee (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, settlements, costs (including, without limitation, costs of investigation) and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”), arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement or any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except (i) to the extent, but only to the extent, that such untrue statements or omissions or alleged untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use in such Registration Statement, such Prospectus or in any amendment or supplement thereto or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was furnished in writing by such Holder expressly for use therein; or (ii) the use by the Holder of an outdated or defective Prospectus after the Company has notified the Holder that such Prospectus is outdated or defective pursuant to the terms of this Agreement; provided, however, that the indemnity agreement contained in this Section 6.1 shall not apply to amounts paid in settlement if such settlement is effected without the prior written consent of the Company. The Company shall notify such Holder promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 6.3(a) hereof) and shall survive the transfer of the Registrable Securities by the Holder.

6.2 Indemnification by Holders. Each Holder and its permitted assignees shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, and the respective successors, assigns, estate and

12.

personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission is contained in or omitted from any information regarding such Holder furnished in writing to the Company by such Holder expressly for use in therein, and that such information was reasonably relied upon by the Company for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was furnished in writing by such Holder expressly for use therein; provided, however, that (i) the indemnity agreement contained in this Section 6.2 shall not apply to amounts paid in settlement if such settlement is effected without the prior written consent of the Holders and (ii) in no event shall a Holder’s liability pursuant to this Section 6.2, exceed the proceeds from the offering received by such Holder.

6.3 Conduct of Indemnification Proceedings.

(a) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(b) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel (which shall be reasonably acceptable to the Indemnifying Party) that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, the Indemnifying Party shall be responsible for reasonable fees and expenses of no more than one counsel (together with appropriate local counsel) for the Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any

13.

settlement of any pending Proceeding in respect of which any Indemnified Party is or could have been a party, unless such settlement (A) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(c) All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty (20) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

6.4 Contribution.

(a) If a claim for indemnification under Section 6.1 or 6.2 is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.3, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(c) The indemnity and contribution agreements contained in this Article VI are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

14.

ARTICLE VII

RULE 144

7.1 Rule 144. As long as any Holder owns any Registrable Securities, the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE VIII

MISCELLANEOUS

8.1 Effectiveness. The Company’s obligations hereunder shall be conditioned upon the occurrence of the Closing under the Purchase Agreement, and this Agreement shall not be effective until such Closing. If the Purchase Agreement shall be terminated prior to the Closing, then this Agreement shall be void and of no further force or effect (and no party hereto shall have any rights or obligations with respect to this Agreement).

8.2 Remedies. In the event of a breach or threatened breach by the Company or by a Holder, of any of their obligations under this Agreement, each non-breaching Holder and Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of actual damages and Liquidated Damages, will be entitled to equitable relief, including an injunction or injunctions and specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach or threatened breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for equitable relief in respect of such breach or threatened breach, it shall waive the defense that a remedy at law would be adequate.

8.3 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules; provided, however, that any confidentiality agreements previously entered into between the Company and the Purchaser shall remain in full force and effect.

8.4 Amendments. This Agreement and any term hereof may be amended, terminated or waived only with the written consent of the Company and the Holders of at least a majority of all outstanding Registrable Securities then held by all Holders. Any amendment or waiver effected in accordance with this Section 8.4 shall be binding upon each Holder (and their permitted assigns).

15.

8.5 No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

8.6 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section (if any) prior to 4:00 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section (if any) on a day that is not a Business Day or later than 4:00 p.m. (New York City time) on any Business Day, (iii) the Business Day following the date of deposit with a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth below, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person:

If to the Company:	Taysha Gene Therapies, Inc.
3000 Pegasus Park Drive, Suite 1430
Dallas, Texas 75247
Attention: Chief Financial Officer
Email: KAlam@tayshagtx.com

with copies (which copies	Cooley LLP
shall not constitute notice	55 Hudson Yards
to the Company) to:	New York, New York 10001
Attention: Divakar Gupta
Email: dgupta@cooley.com

If to the Purchaser:	To their address as set forth on Schedule 1 hereto.
If to another Holder:	To the Purchaser and to such Holder’s address as set forth in their Selling Stockholder Questionnaire

8.7 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

8.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Holders of at least a majority of all Registrable Securities then outstanding.

16.

8.9 Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be assignable by each Holder of all or a portion of the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the Registrable Securities with respect to which such registration rights are being transferred or assigned to such transferee or assignee, (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement as if it were the Purchaser hereunder, and (iv) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. The rights to assignment shall apply to the Holders’ (and to subsequent) successors and assigns.

8.10 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.11 Termination. This Agreement shall terminate at the end of the Effectiveness Period, except that Articles IV, V, VI and this Article VII shall remain in effect in accordance with their terms.

8.12 Persons Entitled to Benefit of Agreement. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision be enforced by, any other Person, except that Article VI hereof shall be for the express benefit of the indemnified persons identified therein.

8.13 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, then any federal court of the United States of America sitting in the State of Delaware) for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

17.

8.14 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

8.15 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intentions of the parties as nearly as may be possible and (b) the parties shall use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of such provision(s) in this Agreement.

8.16 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[SIGNATURE PAGES TO FOLLOW]

18.

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMPANY:

TAYSHA GENE THERAPIES, INC.

By:	/s/ RA Session II
RA Session II
President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized officers as of the date first above written.

PURCHASER:

AUDENTES THERAPEUTICS, INC.

By:	/s/ Richard Wilson
Name:	Richard Wilson
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

SCHEDULE 1

SCHEDULE OF PURCHASERS

ANNEX A

PLAN OF DISTRIBUTION

ANNEX B

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

Taysha Gene Therapies, Inc.